UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2014

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place
Charlotte, NC 28277
(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2014, Christine K. Cassel, MD, informed the Company that she was voluntarily resigning from the Board of Directors of the Company.  On February 27, 2014, Dr. Cassel formally submitted her resignation from the Company’s Board of Directors, effective immediately.  Dr. Cassel’s resignation was due to her desire to focus on her work as president of the National Quality Forum.  Dr. Cassel’s resignation was not the result of any disagreement with the Company’s management or Board of Directors.  Dr. Cassel had been the chair of the Nominating and Corporate Governance Committee and a member of the Member Agreement and Review Committee.  Dr. Cassel was a member of the Company’s Board of Directors since 2013 and a member of the Board of Directors of the Company’s predecessor since 2008.  Effective as of her resignation, Dr. Cassel is no longer a member of the Board or any of its committees.

Currently, the Board is evaluating whether and when it will appoint a new director to replace Dr. Cassel. The Board expects to appoint a new chair to the Nominating and Corporate Governance Committee at its next regularly scheduled meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President

Date: February 28, 2014